UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 20, 2019

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported, on December 20, 2018, Nabriva Therapeutics plc (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) by and among the Company, Nabriva Therapeutics Ireland DAC, a direct subsidiary of the Company (“Nabriva Ireland” and, together with the Company, the “Borrowers”), certain other subsidiaries of the Company from time to time party thereto, any bank and other financial institution or entity from time to time party thereto (collectively referred to as “Lender”) and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent (the “Agent”) for itself and Lender, pursuant to which a term loan of up to an aggregate principal amount of $75.0 million became available to the Borrowers, subject to the terms and conditions of the Loan Agreement.

On September 26, 2019, the Borrowers entered into an amendment (the “Amendment”) to the Loan Agreement. Pursuant to the Amendment, the funding condition for the term loan advance of $5.0 million that was previously available to the Borrowers through September 30, 2019 upon the approval by the U.S. Food and Drug Administration (the “FDA”) of a new drug application (“NDA”) for CONTEPO, which was previously referred to as the “Tranche 3 Advance,” will be available to the Borrowers through June 15, 2020, subject to the Borrowers obtaining a specified amount of net cash proceeds from equity financings and/or upfront proceeds from business development, corporate collaborations or similar arrangements received on or after September 12, 2019 and on or before a specified date and other customary funding conditions. In addition, pursuant to the Amendment, the funding condition for the term loan advance of $5.0 million that was previously available to the Borrowers from January 1, 2021 through September 30, 2021 upon the approval by the FDA of NDAs for lefamulin and CONTEPO and upon the achievement of specified product revenue milestones, which was previously referred to as the “Tranche 6 Advance,” will be available to the Borrowers from January 1, 2021 through December 15, 2021 upon achievement of the same funding conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2019, the Company received a term loan advance of $10.0 million (the “Tranche 2 Advance”) under the Loan Agreement, which it became eligible to borrow under the Loan Agreement following the approval by the FDA of an NDA for lefamulin and the satisfaction of customary funding conditions.  The Tranche 2 Advance increased the aggregate principal amount outstanding under the Loan Agreement to $35.0 million.

The term loan bears interest at an annual rate equal to the greater of 9.80% and 9.80% plus the prime rate of interest minus 5.50%. The Loan Agreement provides for interest-only payments through July 1, 2020, which may be incrementally extended from time to time upon the occurrence of certain conditions through January 1, 2022, and repayment of the aggregate outstanding principal balance of the term loan thereafter in monthly installments through June 1, 2023 (the “Maturity Date”). In addition, the Company is required to pay a fee of 6.95% (the “End of Term Charge”) of the aggregate amount of advances under the Loan Agreement at maturity. At the Borrowers’ option, the Borrowers may elect to prepay any portion of the outstanding term loan that is greater than or equal to $5.0 million by paying such portion of the principal balance, all accrued and unpaid interest thereon and the applicable End of Term Charge, plus a prepayment charge equal to the following percentage of the principal amount being prepaid: (i) 3.0% if the term loan is prepaid during the first 12 months following the initial closing, (ii) 2.0% if the term loan is prepaid after 12 months following the initial closing but before 24 months following the initial closing and (iii) 1.0% if the term loan is prepaid any time thereafter but prior to the Maturity Date.

The material terms of the original Loan Agreement were described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2018 and those terms and the description of the Amendment in Item 1.01 of this Form 8-K are incorporated by reference into this Item 2.03. Such description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement that the Company filed as Exhibit 10.35 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Item 8.01. Other Events.

The Company expects that the term loan advance of $10.0 million described above, the $5.0 million milestone payment it received under its license agreement with Sinovant Sciences, Ltd. following the approval by the FDA of an NDA for XENLETA (lefamulin) and net proceeds from the sale of ordinary shares under its “at-the-market” offering facility with Jefferies LLC from July 1, 2019 through the date of this Form 8-K, together with its other cash, cash equivalents and short-term investments, will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements into the third quarter of 2020, with additional cash runway expected based on the extent of revenues from sales of XENLETA. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects. This estimate assumes, among other things, that the Company does not obtain any additional funding through grants and clinical trial support, collaboration agreements or equity or debt financings, including additional advances under the Loan Agreement.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about launch and commercialization of XENLETA for the treatment of community-acquired bacterial pneumonia, or CABP, the development of CONTEPO for complicated urinary tract infections, or cUTI, the clinical utility of XENLETA for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings for CONTEPO, efforts to bring XENLETA and CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP and CONTEPO for cUTI, the development of XENLETA and CONTEPO for additional indications, the development of additional formulations of XENLETA and CONTEPO, plans to pursue research and development of other product candidates, the ability of Nabriva Therapeutics to achieve any of the specified regulatory or performance milestones under its loan agreement with Hercules Capital, the sufficiency of Nabriva Therapeutics’ existing cash resources, expected revenues from sales of XENLETA and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force and prepare for commercial launch of XENLETA on the timeline expected, or at all, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI or of XENLETA for the treatment of CABP, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent Nabriva Therapeutics’ views as of the date of this Form 8-K. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: September 26, 2019	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer